Exhibit 99.1

CONSENT IN WRITING OF
BOARDS OF DIRECTORS OF
KEEMO FASHION GROUP LIMITED

IN LIEU OF AN ORGANIZATIONAL MEETING

July 26, 2023

Pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes, the undersigned being the Director of KEEMO FASHION GROUP LIMITED, a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1. Issuance of shares

WHEREAS various subscribers have agreed to subscribe for and have paid for shares of common stock in the capital of the Company pursuant to the Company’s registration statement on Form S-1/A, which was declared effective on June 6, 2023;

THAT shares of common stock be issued to the following Individual and Companies:

	Name	Share to be issued	Payment	Per share price
1	ZHIHAO HONG	130,000	$1,950	$0.015
2	ZHIWANG HONG	130,000	$1,950	$0.015
3	YINPING DING	30,000	$450	$0.015
4	CHI HONG YEE	80,000	$1,200	$0.015
5	YUEN WEI CHU	80,000	$1,200	$0.015
6	CHEE IAN FOONG	80,000	$1,200	$0.015
7	EUJINN CHAN	80,000	$1,200	$0.015
8	YUNG SHINN RESNEE CHU	80,000	$1,200	$0.015
9	JUN HAO SEE	75,000	$1,125	$0.015
10	ZOEN CHIN LOKE	75,000	$1,125	$0.015
11	YAN-NIE FOONG	75,000	$1,125	$0.015
12	KAE REN TEE	75,000	$1,125	0.015
13	WEI CHIN CHIK	75,000	$1,125	$0.015
14	YING WEN SIEW	75,000	$1,125	$0.015
15	JIA JUN NGEOW	75,000	$1,125	$0.015
16	CAI LYNN NGEOW	75,000	$1,125	$0.015
17	JIA JIET NGEOW	75,000	$1,125	0.015
18	KAR YEE CHIN	75,000	$1,125	$0.015
19	SIQI ZHANG	30,000	$450	$0.015
20	KAI ZHOU	30,000	$450	$0.015
21	JIAXIN YU	30,000	$450	$0.015
22	MING LI	30,000	$450	$0.015
23	CHAO HUANG	30,000	$450	0.015
24	HANYAN WANG	30,000	$450	$0.015
25	BIHUA YANG	30,000	$450	$0.015
26	XIJUAN HUANG	30,000	$450	$0.015
27	ZHONGPENG CHEN	30,000	$450	$0.015
28	JINLONG HUANG	30,000	$450	$0.015
29	CHUNLI WANG	30,000	$450	$0.015
30	ZHIDA HONG	130,000	$1,950	$0.015
	Total	1,900,000	$28,500.00

NOW, THEREFORE, BE IT:

RESOLVED, that the Initial Public Offering be closed as of the date first written above.

RESOLVED, that the Company be, and hereby is authorized to enter into subscription agreements to sell the Shares pursuant to the Initial Public Offering; and be it further

RESOLVED, that any and all actions taken by the officers and directors of the Company in connection with the foregoing resolutions be and hereby are approved and ratified as if approved prior to such actions being taken; and be it further

RESOLVED, that the proper officers be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to do all such further acts and things and to execute, and deliver all such additional documents, instruments and certificates, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable for the purposes of carrying out the foregoing resolutions, any such determination to be conclusively evidenced by the doing by such officers of any such act or thing, or the execution and delivery by such officers of any such additional documents, instruments or certificates.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

BOARD OF DIRECTORS:

Liu Lu Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)